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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): DECEMBER 30, 2002



                            MITCHAM INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


            TEXAS                     000-25142                  76-0210849
(State or other jurisdiction        (Commission               (I.R.S. Employer
      of incorporation)             File Number)             Identification No.)

            8141 SH 75 SOUTH
              P.O. BOX 1175                              77342
            HUNTSVILLE, TEXAS                         (Zip Code)
(Address of principal executive offices)

         Registrant's telephone number, including area code: 936-291-2277

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ITEM 5.  OTHER EVENTS.

         On December 30, 2002, Mitcham Industries, Inc., a Texas corporation ("Mitcham"), purchased all of the issued and outstanding shares of capital stock of Seismic Asia Pacific Pty Ltd., a wholly owned Australian subsidiary of Nautronix Ltd. headquartered in Brisbane Australia ("SAP"). SAP provides equipment, consumables, systems integration, engineering hardware and software maintenance support services to the geophysical, hydrographic, oceanographic environment and defense industries throughout the Pacific Rim.

         The acquisition was effected pursuant to the terms of a Share Sale Agreement, dated December 2002, by and among Mitcham and Nautronix Ltd. The purchase price was $764,000, and was determined as a result of arms' length negotiations between the parties. The funds used to consummate the acquisition were provided by bank cashier's check and financed using Mitcham's existing capital and internally generated funds. As part of the same transaction, Mitcham acquired certain oceanographic equipment from Nautronix Asia Pacific Pte Ltd. ("NIXAP"), all of which was used in the operation of NIXAP's seismic supply business, and which Mitcham intends to use in its business. A copy of Mitcham's press release issued on January 3, 2003, is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (A)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  Not applicable.

         (B)      PRO FORMA FINANCIAL INFORMATION.

                  Not applicable.

         (C)      EXHIBITS.

                  Exhibit 2.1 Share Sale Agreement dated December 2002, by and among Mitcham Industries, Inc. and Nautronix Ltd.
                  Exhibit 99.1 Mitcham Industries, Inc. press release dated January 3, 2003.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:    January 13, 2003

                                          MITCHAM INDUSTRIES, INC.



                                          By /s/ P. Blake Dupuis
                                             -----------------------------------
                                             P. Blake Dupuis
                                             Executive Vice President -- Finance


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                                 EXHIBIT INDEX

                   EXHIBITS.

                   Exhibit 2.1 Share Sale Agreement dated December 2002, by and among Mitcham Industries, Inc. and Nautronix Ltd.
                   Exhibit 99.1 Mitcham Industries, Inc. press release dated January 2, 2003.